Exhibit 10.11

                              JOHN A. CATSIMATIDIS
                               823 Eleventh Avenue
                              New York, N. Y. 10019

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Gristede's Sloan's, Inc.
823 Eleventh Avenue
New York,  N.Y. 10019-3535

February 27, 1999

             Ref: Audit of Gristede's Sloan's Inc. Financial Statements for the Fiscal Year Ended 11/29/98

Gentlemen:

         On November 10, 1997, Gristede's Sloan's, Inc. ("GRI") acquired 29 supermarkets and City Produce Distributors, Inc (collectively, the "Food Group") from entities wholly owned directly or indirectly by myself (the "Acquisition"). The total consideration for the Acquisition was $40 million -- and was paid by GRI issuing $36 million in common stock and assuming $4 million in liabilities owed by the Food Group to myself or entities wholly owned by myself (the "Intercompany Liabilities").

         In connection with the Acquisition, GRI acquired (i) the inventories located at the Food Group stores, (ii) various Food Group vendor trade receivables, and (iii) certain other Food Group assets. In turn, GRI assumed an equivalent amount of Food Group trade vendor payables and certain other Food Group liabilities.

         In your audit examination of GRI's financial statements for FYE 11/29/98, you have indicated that as of such date, GRI had approximately $1.2 million remaining of the approximately $3.3 million in vendor trade receivables that were acquired from the Food Group pursuant to the Acquisition (the "Remaining Vendor Receivables").

         Should any portion of the Remaining Vendor Receivables be deemed by yourselves to be uncollectible at GRI's next fiscal year end date of 11/28/99 (the "Net Uncollectible Receivables"), I agree to have such Net Uncollectible Receivables offset, dollar for dollar, against the Intercompany Liabilities, provided however that the aggregate amount of such offsets do not exceed $1,000,000. Subsequent recoveries against the Net Uncollectible Receivables shall be available to pay Intercompany Liabilities.


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I agree not to permit the level of  Intercompany  Liabilities  on GRI's books to fall below $1,000,000 prior to the issuance of GRI's audited FYE 11/28/99 financial statements, to cover any contingent liability herein.

This letter supercedes and nullifies the prior June 9, 1998 letter,  "Reference:
Audit of Gristede's Sloan's, Inc. Financial Statements for the Fiscal Year Ended 11/30/97" previously executed by myself.



Sincerely,


 /s/ John Catsimatidis
----------------------
John Catsimatidis








BDO16


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